SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 19, 2004

CENTRAL VALLEY COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (559) 298-1775

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

(a)                                  PRESS RELEASES. On May 19, 2004, Central Valley Community Bancorp issued a press release announcing that the Board of Directors declared a $0.10 per share cash dividend for shareholders of record as of June 4, 2004, payable on June 30, 2004. A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit 99.1   Central Valley Community Bancorp press release dated May 19, 2004 announcing declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2004	CENTRAL VALLEY COMMUNITY BANCORP

/s/ Daniel J. Doyle
Daniel J. Doyle, President and Chief
Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Central Valley Community Bancorp press release dated May 19, 2004, announcing that the Board of Directors declared a $0.10 per share cash dividend.